                                                                    Exhibit 23.2

                 Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this joint proxy statement-prospectus.

                                          /s/ Arthur Andersen LLP

Boston, Massachusetts

June 15, 2000